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SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/x/	Preliminary Proxy Statement.
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
/ /	Definitive Proxy Statement.
/ /	Definitive Additional Materials.
/ /	Soliciting Material Pursuant to Rule 14a-11(c) or Rule14a-12.
SCHMITT INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction apples:
	(2)	Aggregate number of securities to which transactions applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SCHMITT INDUSTRIES, INC.
2765 N.W. NICOLAI STREET
PORTLAND, OREGON 97210

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
October 5, 2001

TO THE SHAREHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of SCHMITT INDUSTRIES, INC., an Oregon corporation (the "Company"), will be held on Friday, October 5, 2001 at 3:00 p.m., local time, at 2765 N.W. Nicolai Street, Portland, Oregon 97210 for the following purposes:

1.
To elect two directors to serve three-year terms and until their successors are elected.

2.
To approve an amendment to the Company's Second Restated Articles of Incorporation to effect a reverse stock split of the Company's Common Stock and grant the Company's Board of Directors the authority to set the ratio for the reverse stock split at one-for-two, one-for-three or one-for-four, or not to complete any reverse stock split, in its sole discretion.

3.
To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only shareholders of record at the close of business on August 21, 2001 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

    All shareholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

                      By Order of the Board of Directors
                      Wayne A. Case
                       President and Chief Executive Officer

Portland, Oregon
[August 31], 2001

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF REISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING, AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

SCHMITT INDUSTRIES, INC.
2765 N.W. Nicolai Street
Portland, Oregon 97210
(503) 227-7908

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

    The enclosed proxy is solicited on behalf of the Board of Directors of Schmitt Industries, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held Friday, October 5, 2001, at 3:00 p.m., local time, or at any postponement or adjournment thereof (the "Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Meeting will be held at 2765 N.W. Nicolai Street, Portland, Oregon 97210 (telephone number (503) 227-7908).

    These proxy solicitation materials are being mailed on or about [August 31], 2001 to all shareholders entitled to vote at the Meeting.

Record Date

    Shareholders of record of the Company's Common Stock at the close of business on August 21, 2001 are entitled to notice of, and to vote at, the Meeting. On August 21, 2001, 7,495,974 shares of the Company's Common Stock were issued and outstanding.

Revocability of Proxies

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

Voting

    Holders of shares of Common Stock are entitled to one vote per share on all matters. One-third of the shares issued and outstanding as of August 21, 2001 must be present in person or represented by proxy at the Meeting for the transaction of business. Nominees for election of directors are elected by plurality vote of all votes cast at the Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Meeting. Abstentions and broker non-votes are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

Solicitation

    The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

Deadline for Receipt of Shareholder Proposals for 2002 Annual Meeting

    Proposals of shareholders that are intended to be presented by such shareholders at the Company's 2002 Annual Meeting must be received by the Company no later than May [3], 2002 in order that such proposals may be included in the proxy statement and form of proxy relating to that meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

    The Company's Restated Bylaws provide that the Company shall not have less than two nor more than nine directors, with the exact number set by the Board of Directors. The size of the Board of Directors is currently set at seven directors.

    The directors of the Company are divided into three classes. One class of directors is elected each year and the members of such class will hold office for a three-year term and until their successors are duly elected and qualified or until their death, resignation or removal from office. Class 1 directors are David M. Hudson, Ray E. Oeltjen and Dennis T. Pixton, whose terms expire at the 2001 Annual Meeting of Shareholders. Class 2 directors are Trevor Nelson and John A. Rupp, whose terms expire at the 2002 Annual Meeting of Shareholders. Class 3 directors are Maynard E. Brown and Wayne A. Case, whose terms expire at the 2003 Annual Meeting of Shareholders.

    At the Meeting, three Class 1 directors will be elected, each to serve a three-year term until the 2004 Annual Meeting and until their successors are elected and qualified. The nominees for Class 1 directors are Messrs. Hudson, Oeltjen and Pixton (the "Nominees"), all of whom are currently members of the Board of Directors of the Company. The persons named on the enclosed proxy (the proxy holders) will vote for election of the Nominees unless you have withheld authority for them to do so on your proxy card. If a Nominee is unable or declines for good cause to serve as a director at the time of the Meeting, the proxies will be voted for any nominee named by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable and/or will decline to serve as a director. There is no cumulative voting for election of directors.

    The Board of Directors unanimously recommends a vote FOR the election of its Nominees as directors.

    The Company's directors, including the three Nominees, and executive officers are as follows:

Name	Age	Position
Wayne A. Case(1)	61	Chairman/President/CEO, Director (Class 3)
David W. Case	38	Vice President of Operations
Robert C. Thompson	51	Chief Financial Officer
Linda M. Case	56	Secretary
Maynard E. Brown(1)(2)	54	Director (Class 3)
David M. Hudson(3)	49	Director (Class 1)
Trevor S. Nelson(1)(3)	40	Director (Class 2)
Ray E. Oeltjen(2)	53	Director (Class 1)
Dennis T. Pixton(3)	54	Director (Class 1)
John A. Rupp(2)	61	Director (Class 2)
(1)
Member of the Compensation Committee.

(2)
Member of the Option Committee.

(3)
Member of the Audit Committee.

Nominees

    David M. Hudson, a director since 1996, founded and was President of Coldstream Holdings, Inc. and Coldstream Capital Management, Inc., a privately held registered investment advisory firm, until December 2000. He currently is President of Hudson Alexander, LLC, a financial, investment and corporate finance advisory firm. Mr. Hudson holds a B.S. degree in Mathematics from the University of Oregon where he also pursued post-graduate studies in Economics.

    Ray E. Oeltjen, a director since August 2000, has been Vice President of Sales and Marketing at Leupold & Stevens, a manufacturer of premium optics for the shooting sports and outdoor markets, since 1991. He has over 25 years experience in retail, wholesale, and worldwide sales and marketing management in the shooting sports industry. He holds a B.A. degree from Wayne State College in Wayne, Nebraska.

    Dennis T. Pixton, a director since 1997, has been President of Michaels of Oregon Co., a manufacturer of products for the shooting and law enforcement markets, since 1996. Prior to that he was managing partner of the Portland, Oregon office of Moss Adams LLP. Mr. Pixton holds a B.A. degree in Business from the University of Washington and is a Certified Public Accountant.

Continuing Directors

    Maynard E. Brown, a director since 1992, resides in British Columbia, Canada. Since 1993, Mr. Brown has been the senior partner of Brown McCue of Vancouver, British Columbia, a firm specializing in advising publicly held corporations in securities and related matters. Mr. Brown has a Bachelor of Law degree from Dalhousie University in Halifax, Canada.

    Wayne A. Case has been President of the Company since 1986, Chief Executive Officer since 1996 and Chairman of the Board since 1997. In addition to overseeing the day-to-day operations of the Company, he is responsible for international marketing operations. Mr. Case holds a B.S. degree in Business and Economics from Linfield College and a Master of Business Administration degree from the University of Portland. Mr. Case is married to Linda M. Case and is the father of David W. Case.

    Trevor S. Nelson, a director since 1989, resides in British Columbia, Canada. Since 1988, Mr. Nelson has been a financial planner for the Stewart Thomas Financial Group in Penticton, British Columbia. He holds a Bachelor of Commerce degree with an emphasis on Accounting Management and Information Systems and is a Chartered Accountant.

    John A. Rupp, a director since 1996, is Vice President of Beauty Management, Inc., which owns and manages beauty salons, and manages his personal investments. Mr. Rupp holds a B.A. in Economics from Harvard University.

Other Executive Officers

    David W. Case has been Vice President of Operations of the Company since 1996 and before then was Production Manager. Mr. Case holds a B.A. degree in Engineering and Business Administration from the University of Oregon. He has been responsible for many of the design features of the SBS Dynamic Balance System. His duties include manufacturing, engineering and quality assurance. Mr. Case is the son of Wayne A. Case.

    Robert C. Thompson has been Chief Financial Officer of the Company since January 1999. From 1990 until he joined the Company, he was General Manager and Senior Business Consultant for R.C. Thompson & Associates and then for Meyer-Thompson & Associates. From 1983 to 1990, Mr. Thompson was Chief Financial Officer for Burns Brothers, Inc., a manufacturer, wholesaler and retailer of truck and automotive products and services. Mr. Thompson is a Certified Public Accountant and graduated from Washington State University with B.A. degrees in Business and Accounting.

    Linda M. Case has been Secretary of the Company since 1993 and before then was Office Manager. Her duties include investor relations, office management, purchasing and inventory management. Ms. Case holds a B.A. degree in Sociology and Psychology from Linfield College in McMinnville, Oregon. Ms. Case is married to Wayne A. Case.

Board Meetings, Nominations by Shareholders and Committees

    The Board of Directors of the Company held three meetings during the fiscal year ended May 31, 2001.

    The Board of Directors acts as a nominating committee for selecting nominees for election as directors. The Company's Restated Bylaws also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company's Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the meeting was mailed or such public disclosure was made. Public disclosure of the date of the Meeting was made by the issuance of a press release on August 15, 2001. A shareholder's notice of nomination must also set forth certain information specified in Section 2.3.2 of the Company's Restated Bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

    The Company's Board of Directors currently has an Audit Committee, a Compensation Committee, and an Option Committee. The Audit Committee recommends engagement of the Company's independent certified public accountants, reviews the scope of the audit, considers comments made by the independent certified public accountants with respect to accounting procedures and internal controls and the consideration given thereto by management, and reviews internal accounting procedures and controls with the Company's financial and accounting staff; the Audit Committee, which currently consists of David M. Hudson, Trevor Nelson and Dennis T. Pixton, held four meetings in Fiscal 2001. The Compensation Committee reviews executive compensation and establishes executive compensation levels; the Compensation Committee, which currently consists of Maynard E. Brown, Wayne A. Case and Trevor Nelson, met once in Fiscal 2001. The Option Committee administers the Company's Stock Option Plan and currently consists of Maynard E. Brown, Ray E. Oeltjen and John A. Rupp; during Fiscal 2001, the Option Committee held three meetings.

    During Fiscal 2001, no director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings of all committees of the Board of Directors on which such director served (during the period he served).

Director Compensation

    For serving as directors of the Company, each director who is not an employee of the Company ("Outside Director") is paid a $1,000 fee for each Board meeting attended in person ($500 if attended by telephone) and a $500 fee for each Board committee meeting attended in person ($250 if attended by telephone). The Company also reimburses travel and lodging expenses incurred in connection with attending meetings of the Board and its committees. Each newly appointed Outside Director is entitled to receive 5,000 non-qualified stock options pursuant to the terms of the Company's Stock Option Plan. Each Outside Director is entitled to receive 2,500 non-qualified options for each full year of service (or a prorated number of options for service for less than a full year), which options are to be granted immediately after each Annual Meeting of Shareholders.

PROPOSAL NO. 2

PROPOSAL TO AUTHORIZE A REVERSE STOCK SPLIT
AT THE DISCRETION OF THE BOARD

    The Board of Directors believes, for the reasons stated below, it is in the best interests of the Company and its shareholders to effect a reverse stock split of the Company's outstanding Common Stock. The Board asks the shareholders to approve an amendment to the Company's Restated Articles of Incorporation (the "Restated Articles") to effect a reverse split of the Company's Common Stock and to grant the Board the authority to set the ratio for the reverse split at either one-for-two, one-for-three, or one-for-four (the "Reverse Stock Split"), or not to complete the Reverse Stock Split, as determined in the discretion of the Board. The Board's authority to implement one of the alternative Reverse Stock Splits will terminate on December 31, 2002. The Reverse Stock Split would decrease the outstanding number of shares of Common Stock but would not affect the relative voting and other rights that accompany shares of Common Stock.

    The proposed amendment includes a range of exchange ratios for the Reverse Stock Split because it is not possible to predict market conditions at the time the split would be implemented. If shareholders approve this proposal at the Meeting, the Board will be authorized, prior to [December 31, 2002], to implement a Reverse Stock Split at a ratio of either one-for-two, one-for-three, or one-for-four, or to abandon the split, as determined in the discretion of the Board. The Board will set the ratio for the Reverse Stock Split or abandon the Reverse Stock Split as it determines is advisable considering relevant market conditions at the time the Reverse Stock Split is to be implemented or abandoned. No further action on the part of the shareholders would be required either to effect a Reverse Stock Split or to abandon the alternatives.

    The proposed amendment to the Restated Articles to effect the Reverse Stock Split is attached hereto as Appendix B. The Reverse Stock Split, if the Board decides to implement one, would become effective upon the filing of the proposed amendment with the Secretary of State of the State of Oregon.

    Shareholders do not have the statutory right to dissent and obtain an appraisal of their shares under Oregon law or under the Company's Restated Articles or Restated Bylaws in connection with the Reverse Stock Split.

Purpose of Reverse Stock Split

    The Reverse Stock Split is designed to increase the market price of the Company's Common Stock for the purpose of avoiding the delisting of the Company's Common Stock on the Nasdaq National Market, generating increased investor interest in the Company and helping the Company attract and retain employees and other service providers. On August 15, 2001, the closing bid price of the Company's Common Stock was $0.83 per share. For continued listing on the Nasdaq National Market, the closing bid price of the Company's Common Stock cannot be less than $1.00 per share for 30 consecutive trading days. The Reverse Stock Split would improve the Company's ability to maintain a $1.00 per share bid price for its Common Stock.

    At August 15, 2001, the Company had not yet received written notice from Nasdaq that its Common Stock had not met the minimum $1.00 per share bid price requirement for listing on the National Market System required by Nasdaq Marketplace Rule 4450(a)(5) (the "Rule"). If and when the Company receives such notice, it will be given 90 days from the date of the notice to regain compliance with the Rule. If the Company is unable to demonstrate compliance by that date, its Common Stock will be delisted from the National Market System unless the Company requests a hearing before a Nasdaq Listing Qualifications Panel to present the reasons it believes the Common

Stock should not be delisted, including its proposal to effect the Reverse Stock Split to bring its minimum bid price into compliance with the Rule.

    The Nasdaq National Market also requires for continued listing that the public float of the Common Stock (total shares outstanding less any shares held by officers, directors or 10% shareholders) have a market value of at least $5 million. At August 15, 2001, the market value of the Company's public float was approximately $4.37 million. The Company will not be able to meet the public float requirement unless there is significant appreciation in the market price of the Common Stock separate from that which may occur as a result of the Reverse Stock Split.

    If the Common Stock is delisted from the Nasdaq National Market, the Common Stock may be transferred to the Nasdaq SmallCap Market, which also has various listing maintenance requirements established by Nasdaq. Among other criteria, the market value of the public float must be at least $1 million but the minimum bid price of the Common Stock must still be $1.00 per share. If we were unable to meet these listing requirements for the Nasdaq SmallCap Market, our Common Stock may then only be traded on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc. Such alternatives are generally considered to be less efficient markets and not as broad as the Nasdaq Market System, thereby reducing the marketability and liquidity of shares. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock. In addition, if the Common Stock were delisted and its trading price continued to be less than $5.00 per share, trading in the Common Stock would be subject to certain rules promulgated under the Securities Exchange Act of 1934, which require additional disclosure by broker-dealers in connection with any trades involving "penny stock." These rules may discourage broker-dealers from effecting transactions in the Company's Common Stock.

    Failure to increase the Company's stock price could also have other effects. For instance, brokerage firms often have internal practices and policies that discourage individual brokers from dealing in low-priced stocks. Further, brokerage commissions on low-priced stock tend to be higher, as a percentage of the total transaction, than commissions on higher-priced stock, which may limit the willingness of individual investors and institutions to purchase the Common Stock. Moreover, analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. These factors may adversely affect the market for the Company's Common Stock.

    The Board further believes that a higher stock price would help the Company attract and retain employees and other service providers. The Board believes that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company's market capitalization.

    The Reverse Stock Split may, however, result in some adverse consequences as well. For example, the Reverse Stock Split may result in some shareholders owning "odd-lots" of less than 100 shares of Common Stock, particularly as the ratio for the Reverse Stock Split increases. Brokerage commissions and other costs of transactions in odd-lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares. The Reverse Stock Split also will make it more difficult for the Company to meet other requirements for continued listing on the Nasdaq National Market relating to the minimum number of shares that must be in the public float of the Company's stock (750,000) and the minimum number of round lot holders of such stock (400).

    There can be no assurance that the market price of the Common Stock immediately after the Reverse Stock Split will increase proportionately to the reverse split ratio or that a higher price will be maintained for any period of time. There can be no assurance that the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks or increase the Company's ability to attract and retain employees and other service providers. Further, it is unlikely that the Reverse Stock Split will enable the Company to continue to meet all standards for continued listing on the Nasdaq National Market without a substantial increase in the market price beyond what is expected to occur by reason of the Reverse Stock Split.

Effecting the Reverse Stock Split

    If approved by shareholders at the Meeting, the Reverse Stock Split will be effected only upon the Board's determination that the Reverse Stock Split is in the best interests of the Company. In establishing an appropriate reverse split ratio, the Board will consider, among other factors, prevailing market conditions, the likely effect of the Reverse Stock Split on the market price of the Common Stock and on the Company's compliance with Nasdaq listing standards, and the marketability and liquidity of the Common Stock. The Reverse Stock Split could become effective on any date selected by the Board of Directors on or prior to December 31, 2002. If for any reason the Board of Directors deems it advisable to do so, the Reverse Stock Split may be abandoned at any time prior to the filing of an amendment to the Restated Articles with the Secretary of State of the State of Oregon, without further action by the shareholders of the Company.

    To effect the Reverse Stock Split, the Board would, after making a determination that the Reverse Stock Split is advisable and setting the reverse split ratio, authorize the filing with the Secretary of State of the State of Oregon on any date selected by the Board of an amendment to the Restated Articles containing the provision effecting the Reverse Stock Split. Without further action on the part of the Company or the shareholders, the shares of Common Stock held by shareholders of record as of the effective time set forth in the Restated Articles (the "Effective Time") would be converted into the right to receive a number of shares of Common Stock issued in accordance with the Restated Articles (the "New Common Stock") calculated based on the reverse split ratio chosen by the Board. For example, if a shareholder now holds 100 shares of Common Stock, he or she would hold 50 shares following a one-for-two split, 33 shares following a one-for-three split, or 25 shares following a one-for-four split. No fractional shares or scrip would be issued; each shareholder who would otherwise have been entitled to a fraction of a share of the New Common Stock would receive a cash payment for such share based on the average closing price for a share of Common Stock on Nasdaq or other securities trading market on which it is traded for the five trading days immediately preceding the date of the Reverse Stock Split. Accordingly, in the event of a one-for-three split, a shareholder holding 100 pre-split shares would receive a cash payment calculated by multiplying .333 by the average market price for the Company's Common Stock on the five trading days immediately preceding the date of the split. Shares of New Common Stock issued upon completion of the Reverse Stock Split will be fully paid and nonassessable.

    As soon as practicable after the Effective Time, the Company, or its transfer agent, Interwest Transfer Co., Inc. (the "Exchange Agent"), will send a letter to each shareholder of record at the Effective Time for use in transmitting certificates representing shares of Common Stock to the Exchange Agent. The letter of transmittal will contain instructions for the surrender of the old certificates to the Exchange Agent in exchange for new certificates representing the appropriate number of whole shares of New Common Stock and a cash payment in lieu of any fractional share. No new certificates will be issued to a shareholder until that shareholder has surrendered all old certificates, together with a properly completed and executed letter of transmittal, to the Exchange Agent.

    Shareholders will then receive a new certificate or certificates representing the number of whole shares of New Common Stock into which their shares of Common Stock have been converted as a result of the Reverse Stock Split. Until surrendered, outstanding old certificates held by shareholders will be deemed for all purposes to represent the number of whole shares of New Common Stock to which such shareholders are entitled as a result of the Reverse Stock Split. Shareholders should not send their old certificates to the Exchange Agent until they have received the letter of transmittal. All expenses of the exchange of certificates will be borne by the Company.

Effect on Outstanding Securities

    If the Reverse Stock Split is completed, the number of shares of Common Stock owned by each shareholder will be reduced in the same proportion as the reduction in the total number of shares outstanding; accordingly, the percentage of Common Stock owned by each shareholder will remain essentially unchanged. All outstanding stock options and convertible securities will be adjusted to reduce the number of shares to be issued upon exercise or conversion of such options or convertible securities proportionately.

    The following table illustrates the effect of the Reverse Stock Split on the Company's Common Stock:

NUMBER OF SHARES OF COMMON STOCK

	Prior to Reverse Split (as of August 21, 2001)	One-for-Two Reverse Split	One-for-Three Reverse Split	One-for-Four Reverse Split
Authorized	20,000,000	20,000,000	20,000,000	20,000,000
Issued and outstanding	7,495,974	3,747,987	2,498,658	1,873,993
Available for future issuance	12,504,026	16,252,013	17,501,342	18,126,007

    The Company has authorized 2,000,000 shares of Preferred Stock. No shares of Preferred Stock were outstanding as of August 21, 2001. The Reverse Stock Split will not affect the number of shares of Preferred Stock authorized or outstanding.

    As of August 21, 2001, the Company had outstanding under its Stock Option Plan options to purchase an aggregate of 769,500 shares of Common Stock at exercise prices ranging from $0.91 to $3.00 per share. Under the terms of these options, if and when the proposed Reverse Stock Split becomes effective, depending on the Reverse Stock Split ratio selected by the Board of Directors, the number of shares covered by the options and the number of shares to be issued upon exercise of the maximum number of options authorized by the Plan will be reduced by either one-half, one-third or one-fourth and the exercise price per share will be increased by either two times, three times or four times. The numbers of shares authorized to be issued upon exercise of options under the Stock Option Plan (currently 800,000) will be reduced by either one-half, one-third or one-fourth.

Federal Income Tax Consequences of the Reverse Stock Split

    The following is a summary of certain material federal income tax consequences of the Reverse Stock Split and does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. For example, the state and local tax consequences of the Reverse Stock Split may vary significantly as to each shareholder, depending upon the state in which he or she resides. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares of Common Stock before the Reverse Stock Split ("Old Shares") were, and the shares of Common Stock after the Reverse Stock Split ("New Shares") will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (the "Code") (i.e., generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder. Each shareholder is urged to consult with his or her own tax advisor with respect to the tax consequences of the Reverse Stock Split.

    Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a shareholder upon such shareholder's exchange of Old Shares for New Shares pursuant to the Reverse Stock Split. The aggregate tax basis of the New Shares received in the Reverse Stock Split (including any fraction of a New Share deemed to have been received) will be the same as the shareholder's aggregate tax basis in the Old Shares exchanged therefor. In general, shareholders who receive cash upon redemption of their fractional share interests in the New Shares as a result of the Reverse Stock Split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The federal income tax liability, if any, generated by the receipt of cash in lieu of a fractional interest should not be material in amount in view of the low value of the fractional interest. The shareholder's holding period for the New Shares will include the period during which the shareholder held the Old Shares surrendered in the Reverse Stock Split.

    The Company's view regarding the tax consequence of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, each shareholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Stock Split.

Recommendation of the Board

    The Board of Directors unanimously recommends a vote FOR the proposal to approve the amendment to the Company's Restated Articles to effect the Reverse Stock Split and grant the Board the authority to establish the ratio for the Reverse Stock Split at a one-for-two, one-for-three, or a one-for-four ratio, or not to complete the Reverse Stock Split, in its discretion.

PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of July 15, 2001 by (i) each person who is known to the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each of the Company's directors, (iii) the Named Executives and (iv) all current directors and executive officers as a group.

	Shares Beneficially Owned(1)
Directors, Named Executives and 5% Shareholders
	Number		Percent
Wayne A. Case(2)	1,832,107	(3)	24.4%
David W. Case	239,276	(4)	3.2%
Maynard E. Brown	9,750	(5)(6)	*
David M. Hudson	6,250	(7)	*
Trevor S. Nelson	6,250	(7)	*
Ray E. Oeltjen	2,500	(8)	*
Dennis T. Pixton	6,250	(7)	*
John A. Rupp	217,450	(6)	2.9%
All directors and executive officers as a group (ten persons)	2,345,433	(9)	30.8%

*
Less than 1%.

(1)
A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date hereof have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2)
The address of the shareholder is care of Schmitt Industries, Inc., 2765 N.W. Nicolai Street, Portland, Oregon 97210.

(3)
Includes 1,831,107 shares held by Wayne A. Case and his wife, Linda M. Case, as co-trustees of the Wayne A. Case Family Trust and 1,000 shares held by Linda M. Case, as trustee for the Linda M. Case Family Trust. Mr. Case and Ms. Case have sole voting and investment power with respect to the shares they hold as co-trustees of the Wayne A. Case Family Trust. Ms. Case has sole voting and investment power with respect to the shares she holds as trustee for the Linda M. Case Family Trust.

(4)
Includes 50,000 shares subject to options that are currently exercisable.

(5)
Includes 1,875 shares held by Mr. Brown's wife.

(6)
Includes 6,250 shares subject to options that are currently exercisable.

(7)
Includes 5,000 shares subject to options that are currently exercisable.

(8)
Consists of shares subject to options that are currently exercisable.

(9)
Includes 108,750 shares subject to options that are currently exercisable.

EXECUTIVE COMPENSATION

    The following table sets forth, for each of the three years in the period ended May 31, 2001, amounts of cash and certain other compensation paid by the Company to Wayne A. Case, President and Chief Executive Officer, and David W. Case, Vice President of Operations (the "Named Executives"). No other executive officer was paid salary and bonus in excess of $100,000 in Fiscal 2001.

SUMMARY COMPENSATION TABLE(1)

	Annual Compensation
							Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation			Shares Underlying Options	All Other Compensation
Wayne A. Case Chairman, President and Chief Executive Officer	2001 2000 1999	$174,560 168,023 167,916	— — —	$	— — 293,250	(2)	— — —	— — —
David W. Case Vice President of Operations	2001 2000 1999	$104,331 100,696 100,698	— — —	$	— — 475,090	(3)	100,000 — —	— — —

(1)
In accordance with the rules of the Securities and Exchange Commission, the compensation described in this table does not include (i) medical, group life insurance or other benefits received by the Named Executive Officers that are available generally to all salaried employees or (ii) various perquisites and other personal benefits received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of the officer's salary and bonus as disclosed in this table.

(2)
Includes earnings from the exercise of options to purchase 293,250 shares of Common Stock at $2.00 per share. On December 1, 2000, these shares were returned to the Company and canceled. See "Certain Transactions."

(3)
Includes earnings from the exercise of options to purchase 192,500 shares of Common Stock at $1.47 per share. On December 31, 1999, these shares were returned to the Company and canceled.

OPTION GRANTS IN FISCAL 2001

    The following table contains information concerning the grant of stock options to the Named Executives in Fiscal 2001.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price (Per Share)	Expiration Date
					5%	10%
Wayne A. Case	—	—	—	—	—	—
David W. Case	100,000(2)	15.5%	$1.19	February 28, 2011	$1.94	$3.09

(1)
The potential realizable value is calculated based upon the term of the option at its time of grant (10 years) and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company's estimates or projection of the future common stock price. There can be no assurance that the common stock will appreciate at any particular rate or at all in future years.

(2)
David W. Case's options vest 50 percent immediately and 16 2/3 percent on each of the first three anniversaries of the grant date. The exercise price of these options is equal to the fair market value of the underlying shares of stock on the date of grant.

AGGREGATED OPTION EXERCISES IN FISCAL 2001
AND FISCAL YEAR-END OPTION VALUES

    The following table provides information concerning unexercised options held at May 31, 2001 with respect to the Named Executives. No Named Executives exercised any options during Fiscal 2001.

	Number of Securities Underlying Unexercised Options at May 31, 2001		Value of Unexercised In-The-Money Options at May 31, 2001(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Wayne A. Case	—	—	—	—
David W. Case	50,000	50,000	—	—

(1)
Based on the market price of the underlying securities at May 31, 2001 ($1.05 per share), no options were in-the-money at that date.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

Executive Compensation Philosophy

    The Compensation Committee of the Board of Directors, composed of Maynard E. Brown, Wayne A. Case and Trevor Nelson, is responsible for setting and administering the policies and programs that govern compensation for the executive officers of the Company. The Board of Directors' Option Committee ("Option Committee"), composed of Maynard E. Brown, Ray Oeltjen and John A. Rupp, administers the Company's Stock Option Plan (the "Option Plan"). The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between compensation and corporate performance, while at the same time attracting, motivating and retaining executive officers and other key employees.

    The key components of the Company's compensation program are base salary, bonuses and potential long-term compensation through stock options. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers' interests with those of shareholders. The Compensation Committee reviews executive compensation on an annual basis, or more often if necessary, and determines, subject to the Board's approval, base salary for executive officers. The Option Committee makes all decisions with respect to stock option grants.

* The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

Equity Participation

    The Company uses stock options granted under its Option Plan both to reward past performance and to motivate future performance, especially long-term performance. The Compensation Committee believes that through the use of stock options, executive interests are directly tied to enhancing shareholder value. Stock options under the Option Plan have a term of 10 years. Under the Option Plan a maximum of 800,000 shares of the Company's Common Stock may be issued.

    The stock options provide value to the recipients only when the market price of the Company's Common Stock increases above the option grant price and only as the shares vest and become exercisable. While option grants under the Option Plan are made by the Option Committee, the Compensation Committee considers these grants in making its cash compensation decisions.

Compensation of Chief Executive Officer

    The Chief Executive Officer's compensation is set using the Compensation Committee's general philosophy as described above. In Fiscal 2001, Wayne A. Case received a base salary of $174,560, no performance bonus, and no stock option grants.

Deductibility of Executive Compensation

    The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and the four other most highly compensated executive officers, unless such compensation meets certain exceptions to the general rule. Compensation paid by the Company to each of its executive officers in 2000 was well below $1 million, and therefore Section 162(m) did not affect the tax deductions available to the Company. The Committee will continue to monitor the applicability of the section to the Company's compensation programs and will determine at a later date what actions, if any, the Company should take to qualify for available tax deductions.

COMPENSATION COMMITTEE

Maynard E. Brown
Wayne A. Case
Trevor Nelson

Compensation Committee Interlocks and Insider Participation

    The Compensation Committee consists of Maynard E. Brown, Wayne A. Case and Trevor Nelson. Mr. Case is President and Chief Executive Officer of the Company. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

AUDIT COMMITTEE REPORT ON AUDITOR INDEPENDENCE*

    The Audit Committee has reviewed and discussed the audited financial statements with the company's management and has discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented (Communications with Audit Committees). The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, as modified or supplemented (Communications with Audit Committees), and has discussed the independence of PricewaterhouseCoopers LLP with that firm. Based on their review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended May 31, 2001 be included in the Company's Annual Report of Form 10-K for the fiscal year ended May 31, 2001, for filing with the Securities and Exchange Commission.

    The Audit Committee has adopted a written charter, which has been approved by the Board of Directors, a copy of which is attached as Appendix A to this Proxy Statement.

AUDIT COMMITTEE

David M. Hudson
Trevor S. Nelson
Dennis T. Pixton

INDEPENDENT PUBLIC ACCOUNTANTS

    PricewaterhouseCoopers LLP were the independent auditors for the Company for the fiscal year ended May 31, 2001 and have been selected to continue to serve as the independent auditors for the Company for the fiscal year ending May 31, 2002. Representatives of PricewaterhouseCoopers LLP are expected to attend the 2001 Annual Meeting and will be available to respond to appropriate questions from shareholders.

Audit Fees

    PricewaterhouseCoopers LLP has quoted $43,200 for fees for their audit of the Company's annual consolidated financial statements for the fiscal year ended May 31, 2001. PricewaterhouseCoopers LLP billed a total of $6,600 for the review of the quarterly financial statements included in the Company's Form 10-Qs during the fiscal year ended May 31, 2001.

Financial Information Systems Design and Implementation Fees

    The Company did not engage PricewaterhouseCoopers LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended May 31, 2001.

* The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

All Other Fees

    PricewaterhouseCoopers LLP billed the Company the following amounts for all other non-audit services during the fiscal year ended May 31, 2001: $21,720 for tax services; $3,950 for services associated with acquisitions; and $5,250 for services related to stock options.

CERTAIN TRANSACTIONS

    On December 16, 1998, Wayne A. Case, Chairman, President and Chief Executive Officer of the Company, as trustee of the Wayne A. Case Family Trust (the "Trust"), exercised the Trust's option to purchase 293,250 shares of Common Stock for a total purchase price of $586,500. The purchase price was paid pursuant to a promissory note bearing interest at the rate of 6% per annum and due on December 16, 2000. The note was secured by a pledge of the 293,250 shares of Common Stock. On December 1, 2000, the Company canceled the note at the Trust's request and the Trust returned the 293,250 shares of Common Stock it held, which shares were canceled by the Company.

PERFORMANCE GRAPH

    The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on its common stock with the cumulative total return for the period from May 31, 1996 through May 31, 2001 of (i) the Total Return Index of Nasdaq Stock Market—U.S. and (ii) the Pacific Stock Exchange ("PSE") Technology Index. The PSE Technology Index represents 100 listed and over-the-counter technology stocks from 15 industries. The graph assumes that on May 31, 1996, $100 was invested in the Common Stock of the Company and in each of the comparative indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

	5/31/96	5/31/97	5/31/98	5/31/99	5/31/00	5/31/01
Schmitt Industries, Inc	$100.00	$66.36	$44.86	$22.43	$19.86	$7.85
Nasdaq-US	100.00	112.66	142.87	201.70	276.49	171.58
PSE Technology Index	100.00	125.43	148.03	237.03	449.99	331.97

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Under the securities laws of the United States, the Company's directors, its officers and any persons holding more than 10% of the Company's Common Stock ("10% holders") are required to file with the Securities and Exchange Commission ("SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of Common Stock and other equity securities of the Company. Specific filing deadlines of these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during the fiscal year ended May 31, 2001. To the best of the Company's knowledge, all of these filing requirements have been satisfied, except Wayne A. Case and David M. Hudson each filed one late Form 4. In making this statement, the Company has relied solely on written representations of its directors, officers and 10% holders and copies of the reports that they filed with the SEC.

OTHER MATTERS

    The Board of Directors of the Company knows of no other matters to be submitted at the Meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy intend to vote the shares they represent as the Board of Directors may recommend.

ADDITIONAL INFORMATION

    A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended May 31, 2001 is available without charge upon written request to: Corporate Secretary, Schmitt Industries, Inc., 2765 N.W. Nicolai Street, Portland, Oregon 97210.

                      By Order of the Board of Directors

                      Wayne A. Case
                       President and Chief Executive Officer

Portland, Oregon
[August 31], 2001

Appendix A

Schmitt Industries, Inc.
Audit Committee Charter

    The Audit Committee ("the committee"), of the Board of Directors ("the Board") of Schmitt Industries, Inc. ("the Company"), will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

    The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of the New York Stock Exchange (NYSE). The members of the Committee will be elected annually by the full Board and will be listed in the annual report to shareholders. One of the members of the Committee will be elected Committee Chair by the Board.

RESPONSIBILITY

    The Committee is a part of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC); (ii) the system of internal controls that management has established; and (iii) the external audit process. In addition, the Committee provides an avenue for communication between, the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the company's business conduct guidelines.

AUTHORITY

    Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS

    The Committee is to meet at least two times annually and as many additional times as the Committee deems necessary. Content of the agenda for each meeting should be cleared by the Committee Chair. The Committee is to meet in separate executive sessions with the chief financial officer and independent accountants and at least once each year and at other times when considered appropriate.

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ATTENDANCE

    Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request members of management and representatives of the independent accountants be present at Committee meetings.

SPECIFIC DUTIES

    In carrying out its oversight responsibilities, the Committee will:

1.
Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable NYSE Audit Committee Requirements.

2.
Review with the Company's management and independent accountants the Company's accounting and financial reporting controls. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.

3.
Review with the Company's management and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgements about the quality, not just the acceptability, of the company's accounting principles used in financial reporting.

4.
Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.

5.
Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

6.
Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification as required under standards for communication with Audit Committees is to be made prior to the related press release or, if not practicable, prior to filing forms 10-Q. Also receive a written confirmation provided by the independent accountants at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.

7.
At the completion of the annual audit, review with management and the independent accountants the following:

•
The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

•
Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

    Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management which, if

A–2

not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

    Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgement about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

    If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

8.
After preparation by management and review by the independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.

9.
Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

10.
Meet with management and the independent accountants to discuss relevant significant recommendations that the independent accountants may have, particularly those characterized as "material" or "serious". Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

11.
Recommend to the Board the selection, retention or termination of the Company's independent accountants.

12.
Review with management and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

13.
Generally as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company's general counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

14.
As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of the NYSE, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

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APPENDIX B

AMENDMENT TO SECOND RESTATED ARTICLES OF INCORPORATION

    Article II of the Second Restated Articles of Incorporation shall be amended by adding a new Section 2.8, which shall read as follows:

    [Any of the alternative proposals listed in brackets may be implemented, as determined at the discretion of this Corporation's Board of Directors].

      "2.8.  Reclassification and Conversion.  Upon the filing of this amendment to this Corporation's Second Restated Articles of Incorporation (the "Effective Time") pursuant to Oregon law, each [two] [three] [four] shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be reclassified as and converted into one validly issued, fully paid and nonassessable share of Common Stock (the "New Common Stock"), without any action by the holder thereof. This Corporation will not issue fractions of shares of the New Common Stock in connection with such reclassification and conversion; instead, shareholders who, immediately prior to the Effective Time, own a number of shares of Common Stock that is not evenly divisible by [two] [three] [four] shall, with respect to such fractional interests, be entitled to receive from this Corporation in lieu of a fraction of a share of New Common Stock an amount in cash equal to the product obtained by multiplying such fractional share of New Common Stock by [two] [three] [four] times the average closing price per share of Common Stock on the securities trading market on which the shares of Common Stock were traded for the five trading days immediately preceding the effective date of the reclassification and conversion. Each certificate representing shares of Common Stock outstanding as of the Effective Time will thereafter represent that number of shares of New Common Stock into which such shares of Common Stock shall have been reclassified and converted. Each person holding a certificate or certificates representing shares of Common Stock as of the Effective Time shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled as a result of the reclassification and conversion."

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SCHMITT INDUSTRIES, INC.
2765 N.W. Nicolai Street
Portland, Oregon 97210
This Proxy is Solicited on Behalf of the Board of Directors
for the Annual Meeting of the Shareholders, October 5, 2001

The undersigned hereby appoints Wayne A. Case and Robert C. Thompson, or each of them, as proxies, each with power of substitution, to vote for and on behalf of the undersigned at the Annual Meeting of the Shareholders of the Company to be held on October 5, 2001, and at any adjournment thereof, upon matters properly coming before the Meeting, as set forth in the related Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said proxies are instructed to vote as follows:

1.	Election of the following nominees for directors: David M. Hudson, Ray E. Oeltjen and Dennis T. Pixton

(The Board of Directors recommends a vote "FOR")
/ / FOR all nominees listed above    / / WITHHOLD AUTHORITY to vote for all nominees listed above

INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write that nominee's name in the space provided below.

2.	Approval of proposed amendment to Company's Second Restated Articles of Incorporation to effect a reverse stock split of the Company's Common Stock and grant the Company's Board of Directors the authority to set the ratio for the reverse stock split at one-for-two, one-for-three or one-for-four, or not to complete any reverse stock split, in its sole discretion.

(The Board of Directors recommends a vote "FOR")
                   / / FOR                   /  / AGAINST                   / / ABSTAIN

   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

   This proxy when properly executed will be voted in the manner directed herein by the undersigned holder. If no direction is made, this proxy will be voted "FOR" Proposals 1 and 2.

   Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature
Signature if held jointly
Dated:	, 2001
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

QuickLinks

PROPOSAL NO. 1
PROPOSAL NO. 2
NUMBER OF SHARES OF COMMON STOCK
PRINCIPAL SHAREHOLDERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE(1)
OPTION GRANTS IN FISCAL 2001
AGGREGATED OPTION EXERCISES IN FISCAL 2001 AND FISCAL YEAR-END OPTION VALUES
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE Maynard E. Brown Wayne A. Case Trevor Nelson
AUDIT COMMITTEE REPORT ON AUDITOR INDEPENDENCE*
AUDIT COMMITTEE David M. Hudson Trevor S. Nelson Dennis T. Pixton
INDEPENDENT PUBLIC ACCOUNTANTS
CERTAIN TRANSACTIONS
PERFORMANCE GRAPH
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
OTHER MATTERS
ADDITIONAL INFORMATION
Appendix A
APPENDIX B